                                                                      Exhibit 99

                       Quarterly Servicer's Certificate


                       PPL Transition Bond Company, LLC
                $2,420,000,000 Transition Bonds, Series 1999-1

     Pursuant to Section 4 of Annex I of the Intangible Transition Property Servicing Agreement dated as of August 10, 1999 (the "Servicing Agreement")
between PPL Electric Utilities Corporation, as Servicer and PPL Transition Bond
     Company, LLC, as Issuer, the Servicer does hereby certify as follows:

      Capitalized terms used in this Quarterly Servicer's Certificate (the "Quarterly Certificate") have their respective meanings as set forth in the
 Servicing Agreement. References herein to the "Indenture" are to the Indenture dated as of August 10, 1999 between PPL Transition Bond Company, LLC, as issuer and The Bank of New York as Trustee.

               Billing Periods: June 2000, July 2000, August 2000
                    Payment Date: September 25, 2000, Revised

      1. Collections Allocable and Aggregate Amounts Available for the Current Payment Date:
         i.      Remittances for the June 2000 Collection Period                                     $31,487,837.66
         ii.     Remittances for the July 2000 Collection Period                                     $32,469,612.76
         iii.    Remittances for the August 2000 Collection Period                                   $33,078,746.55
         iv.     Net Earnings on Collection Account                                                     $675,157.62
         v.      Net Earnings on Capital Subaccount                                                      $35,374.82
         vi.     Net Earnings on Overcollateralization Subaccount                                             $0.00
         vii.    Net Earnings on Reserve Subaccount                                                           $0.00
                                                                                                              -----
         viii.   General Subaccount Balance                                                          $97,746,729.41

         ix.     Reserve Subaccount Balance                                                                   $0.00
         x.      Overcollateralization Subaccount Balance                                                     $0.00
         xi.     Capital Subaccount Balance (less $100K)*                                             $2,752,368.42
                                                                                                    ---------------
         xii.    Collection Account Balance                                                         $100,499,097.83

      2. Outstanding Principal Balance and Collection Account Balance as of Prior Payment Date:
         i.      Class A-1 Principal Balance                                                        $140,987,613.00
         ii.     Class A-2 Principal Balance                                                        $178,000,000.00
         iii.    Class A-3 Principal Balance                                                        $303,000,000.00
         iv.     Class A-4 Principal Balance                                                        $201,000,000.00
         v.      Class A-5 Principal Balance                                                        $313,000,000.00
         vi.     Class A-6 Principal Balance                                                        $223,000,000.00
         vii.    Class A-7 Principal Balance                                                        $455,000,000.00
         viii.   Class A-8 Principal Balance                                                        $454,000,000.00
                                                                                                    ---------------
         ix.     Transition Bond Principal Balance                                                $2,267,987,613.00

         x.      Reserve Subaccount Balance                                                                   $0.00
         xi.     Overcollateralization Subaccount Balance                                                     $0.00
         xii.    Capital Subaccount Balance                                                           $2,752,368.42

      3. Required Funding/Payments as of Current Payment Date:
         i.      Projected Class A-1 Bond Balance                                                    $88,690,386.00
         ii.     Projected Class A-2 Bond Balance                                                   $178,000,000.00
         iii.    Projected Class A-3 Bond Balance                                                   $303,000,000.00
         iv.     Projected Class A-4 Bond Balance                                                   $201,000,000.00
         v.      Projected Class A-5 Bond Balance                                                   $313,000,000.00
         vi.     Projected Class A-6 Bond Balance                                                   $223,000,000.00
         vii.    Projected Class A-7 Bond Balance                                                   $455,000,000.00
         viii.   Projected Class A-8 Bond Balance                                                   $454,000,000.00
                                                                                                    ---------------
         ix.     Projected Transition Bond Balance                                                $2,215,690,386.00

         x.      Required Class A-1 Coupon (6.08% per annum rate)                                            $2,143,011.72
         xi.     Required Class A-2 Coupon (6.41% per annum rate)                                            $2,852,450.00
         xii.    Required Class A-3 Coupon (6.60% per annum rate)                                            $4,999,500.00
         xiii.   Required Class A-4 Coupon (6.72% per annum rate)                                            $3,376,800.00
         xiv.    Required Class A-5 Coupon (6.83% per annum rate)                                            $5,344,475.00
         xv.     Required Class A-6 Coupon (6.96% per annum rate)                                            $3,880,200.00
         xvi.    Required Class A-7 Coupon (7.05% per annum rate)                                            $8,019,375.00
         xvii.   Required Class A-8 Coupon (7.15% per annum rate)                                            $8,115,250.00
         xviii.  Required Overcollateralization Funding                                                      $1,308,108.11
         xix.    Required Capital Subaccount Funding                                                         $9,247,631.58

      4. Allocation of Remittances as of Current Payment Date Pursuant to Section 8.02(d) of the Indenture:
         i.      Bond Trustee Fees and Expenses                                                                  $5,625.00
         ii.     Independent Managers Fee                                                                            $0.00
         iii.    Servicing Fee                                                                                 $312,500.00
         iv.     Quarterly Administration Fee                                                                   $25,000.00
         v.      Operating Expenses (subject to $100,000 cap)                                                   $98,347.53
         vi.     Quarterly Interest                                                                         $38,731,061.72
                 1. Class A-1 Bond Coupon Payment                                                            $2,143,011.72
                 2. Class A-2 Bond Coupon Payment                                                            $2,852,450.00
                 3. Class A-3 Bond Coupon Payment                                                            $4,999,500.00
                 4. Class A-4 Bond Coupon Payment                                                            $3,376,800.00
                 5. Class A-5 Bond Coupon Payment                                                            $5,344,475.00
                 6. Class A-6 Bond Coupon Payment                                                            $3,880,200.00
                 7. Class A-7 Bond Coupon Payment                                                            $8,019,375.00
                 8. Class A-8 Bond Coupon Payment                                                            $8,115,250.00
         vii.    Principal Due and Payable                                                                   $           -
         viii.   Scheduled Quarterly Principal                                                              $52,297,227.00
                 1. Class A-1 Bond Principal Payment                                                        $52,297,227.00
                 2. Class A-2 Bond Principal Payment                                                                 $0.00
                 3. Class A-3 Bond Principal Payment                                                                 $0.00
                 4. Class A-4 Bond Principal Payment                                                                 $0.00
                 5. Class A-5 Bond Principal Payment                                                                 $0.00
                 6. Class A-6 Bond Principal Payment                                                                 $0.00
                 7. Class A-7 Bond Principal Payment                                                                 $0.00
                 8. Class A-8 Bond Principal Payment                                                                 $0.00
         ix.     Operating Expenses (in excess of $100,000)                                                          $0.00
         x.      Funding of Capital Subaccount (to required level)                                           $6,276,968.16
         xi.     Funding of Overcollateralization Subaccount (to required level)                                     $0.00
         xii.    Net Earnings on Capital Subaccount Released to Issuer                                               $0.00
         xiii.   Deposits to Reserve Subaccount                                                                      $0.00
         xiv.    Released to Issuer upon Series Retirement:  Collection Account                                      $0.00

      5. Outstanding Principal Balance and Collection Account Balance as of Current Payment Date:
         (after giving effect to payments to be made on such payment date):
         i.      Class A-1 Principal Balance                                                                $88,690,386.00
         ii.     Class A-2 Principal Balance                                                               $178,000,000.00
         iii.    Class A-3 Principal Balance                                                               $303,000,000.00
         iv.     Class A-4 Principal Balance                                                               $201,000,000.00
         v.      Class A-5 Principal Balance                                                               $313,000,000.00
         vi.     Class A-6 Principal Balance                                                               $223,000,000.00
         vii.    Class A-7 Principal Balance                                                               $455,000,000.00
         viii.   Class A-8 Principal Balance                                                               $454,000,000.00
                                                                                                           ---------------
         ix.     Transition Bond Principal Balance                                                       $2,215,690,386.00

         x.      Reserve Subaccount Balance                                                                       $0.00
         xi.     Overcollateralization Subaccount Balance                                                         $0.00
         xii.    Capital Subaccount Balance                                                               $9,029,336.58

      6. Subaccount Draws as of Current Payment Date (if applicable)  Pursuant to Section 8.02(d) of the
         Indenture:
         i.      Reserve Subaccount                                                                               $0.00
         ii.     Overcollateralization Subaccount                                                                 $0.00
         iii.    Capital Subaccount                                                                               $0.00
                                                                                                                  -----
         iv.     Total Draws                                                                                      $0.00

      7. Shortfalls in Interest and Principal Payments as of Current Payment Date:
         i.      Quarterly Interest                                                                               $0.00
                 1.   Class A-1 Bond Coupon Payment                                                               $0.00
                 2.   Class A-2 Bond Coupon Payment                                                               $0.00
                 3.   Class A-3 Bond Coupon Payment                                                               $0.00
                 4.   Class A-4 Bond Coupon Payment                                                               $0.00
                 5.   Class A-5 Bond Coupon Payment                                                               $0.00
                 6.   Class A-6 Bond Coupon Payment                                                               $0.00
                 7.   Class A-7 Bond Coupon Payment                                                               $0.00
                 8.   Class A-8 Bond Coupon Payment                                                               $0.00
         ii.     Quarterly Principal                                                                              $0.00
                 1.   Class A-1 Bond Principal Payment                                                            $0.00
                 2.   Class A-2 Bond Principal Payment                                                            $0.00
                 3.   Class A-3 Bond Principal Payment                                                            $0.00
                 4.   Class A-4 Bond Principal Payment                                                            $0.00
                 5.   Class A-5 Bond Principal Payment                                                            $0.00
                 6.   Class A-6 Bond Principal Payment                                                            $0.00
                 7.   Class A-7 Bond Principal Payment                                                            $0.00
                 8.   Class A-8 Bond Principal Payment                                                            $0.00

      8. Shortfalls in Required Subaccount Levels as of Current Payment Date:
         i.      Overcollateralization Subaccount                                                         $1,308,108.11
         ii.     Capital Subaccount                                                                       $2,970,663.42

IN WITNESS HEREOF, the undersigned has duly executed and delivered this Quarterly Servicer's Certificate this 25th day of September, 2000.

PPL Electric Utilities Corporation, as Servicer

by:  _______________________
     Russell R. Clelland
     Assistant Treasurer